Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 28, 2007 accompanying the consolidated financial statements included in the Annual Report of Delphax Technologies Inc. and subsidiaries on Form 10-K for the years ended September 30, 2007 and 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Delphax Technologies Inc. and subsidiaries on Forms S-8 (File No. 333-69733 and 333-75504) and Forms S-3 (File No. 333-113081 and 333-146610).

/s/ Grant Thornton LLP

Grant Thornton LLP

Minneapolis, Minnesota

December 28, 2007